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                                                                     Exhibit 1d



                             JOHN HANCOCK WORLD FUND


           Instrument Changing Names of Series of Shares of the Trust


         The Trustees of John Hancock World Fund (the "Trust"), hereby amend the Trust's Declaration of Trust, dated August 25, 1986 as amended and restated February 8, 1994, to the extent necessary to reflect the change of the name of the John Hancock Freedom Pacific Basin Equities Fund to John Hancock Pacific Basin Equities Fund, and John Hancock Freedom Global Rx Fund to John Hancock Global Rx Fund, effective January 2, 1995.

         IN WITNESS WHEREOF, the Trustees of the Trust have executed this Instrument on the 27th day of September, 1994.

/s/Dennis S. Aronowitz                      ---------------------
----------------------                      Gail D. Fosler
Dennis S. Aronowitz

/s/Edward J. Boudreau, Jr.                  /s/Bayard Henry
--------------------------                  ---------------
Edward J. Boudreau, Jr.                     Bayard Henry

/s/Richard P. Chapman, Jr.                  /s/Richard s. Scipione
--------------------------                  ----------------------
Richard P. Chapman, Jr.                     Richard S. Scipione

--------------------------                  /s/Edward J. Spellman
Francis C. Cleary, Jr.                      ---------------------
                                            Edward J. Spellman
/s/William J. Cosgrove
----------------------
William J. Cosgrove